Bowne & Co., Inc.
55 Water Street
New York, NY 10041
(212) 924-5500
Fax: (212) 658-5871

NEWS RELEASE

Investor Relations Contact:	Media Contact:
BNE-E
William J. Coote	Kate O’Brien
VP & Treasurer	Director, Corporate Communications
212-658-5858	212-658-5812
bill.coote@bowne.com	kate.obrien@bowne.com
FOR IMMEDIATE RELEASE
BOWNE & CO. REPORTS 2006 FIRST QUARTER EARNINGS
Strong Revenue Growth from Financial Print and Marketing & Business Communications
NEW YORK, May 10, 2006 — Bowne & Co., Inc. (NYSE: BNE) today announced 2006 first quarter earnings of $1.5 million—or $0.05 per diluted share—compared to earnings of $2.6 million, or $0.07 per diluted share, for the first quarter 2005. Included in the 2006 results is $3.2 million, or $0.06 per share, of restructuring, integration and asset impairment charges related to the integration of the Marketing and Business Communications division of Vestcom International into Bowne’s existing digital print business.
Pro forma diluted earnings per share from continuing operations for both the 2006 and 2005 first quarter were $0.13 (see Pro Forma Supplemental Income Information on page eight of this release for a reconciliation of these non-GAAP financial measures to our Condensed Consolidated Statements of Operations).
Revenue was $211.7 million in the first quarter of 2006, compared to $167.6 million in the comparable quarter of 2005—a 26% increase. Financial Print revenue for the first quarter increased $19.7 million, or 13%, year-over-year. Segment profit for the quarter was $18.8 million, a 12% decline from the same period last year.
David J. Shea, Bowne President and Chief Operating Officer, commented, “We’re pleased with the revenue growth in our core businesses of Financial Print and Marketing & Business Communications (MBC). While Financial Print segment profit declined, this is due to several one-time items totaling $3.5 million. As our business grows, we will continue to focus on controlling costs and increasing profitability by streamlining operations, automating workflow where possible and maximizing our revenue growth. ”
“The integration of MBC is proceeding well, as is evidenced by its solid performance for the quarter,” said Bowne Chief Executive Officer Philip E. Kucera. “As we complete the integration and grow this business, we expect MBC to make a significant contribution in the future.”

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Financial Print: For the first quarter, Financial Print reported revenue of $166.5 million, a $19.7 million, or 13%, increase from last year. Transactional revenue increased 9%, while non-transactional revenue, which includes Mutual Fund and Compliance revenue, increased 16% over 2005. Segment profit for the quarter declined $2.6 million.
Marketing & Business Communications (MBC): The 2006 results include the acquisition of the Marketing and Business Communications division of Vestcom International, which was completed in January 2006. MBC reported revenue of $39.3 million for 2006, with segment profit of $2.1 million.
Litigation Solutions: Litigation Solutions’ 2006 first quarter revenue of $5.9 million decreased $1.7 million from 2005. Segment profit decreased $0.4 million compared to the first quarter of 2005.
Discontinued Operations: The 2006 results from discontinued operations include DecisionQuest Discovery Services (which was sold in January 2006). The 2005 results include both DecisionQuest and Bowne Global Solutions (which was sold September 1, 2005).
Balance Sheet: Days sales outstanding decreased to 73 days in March 2006 from 74 days in March 2005. Cash used in operations for the quarter ended March 31, 2006 decreased $2.0 million to $42.3 million, from net cash used in operations of $44.3 million in 2005. Financial Print work-in-process inventory was $31.6 million at March 31, 2006, as compared to $28.2 in March 2005.
In July 2005, Bowne entered into a $35 million stock repurchase plan in accordance with Rule 10b5-1. In December 2005, Bowne designated an additional $75 million for stock repurchases, of which approximately $15 million was to be acquired under the Rule 10b5-1 trading plan. As of May 9, 2006, 3,407,600 shares have been purchased under the existing plan at an average share price of $14.46. The company intends to increase its existing 10b5-1 plan an additional $10 million.
* * *
Business Outlook: The 2006 outlook is unchanged from our guidance provided in March 2006.
Forward-Looking Statement: The company noted that forward-looking statements of future performance contained in the foregoing and in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets and the effect of potential dilution from the Convertible Subordinated Debt and the impact from any future purchases under our share repurchase program.

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Bowne will hold its earnings conference call to review the 2006 first quarter results on Thursday, May 11, 2006, at 11 a.m. EDT. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 910-5497 (domestic) or (973) 935-8450 (international), conference ID # 7332878.
About Bowne & Co., Inc.
Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.
•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

•	Bowne Marketing & Business Communications: Digital composition, print, delivery and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

•	Bowne Litigation Solutions: Consulting and software solutions, including DecisionQuest®, one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.
Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at www.bowne.com.
[Tables follow]

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Quarters ended March 31,
(in thousands, except per share information)	2006	2005
		(as restated)
Revenue	$211,713	$167,572
Expenses:
Cost of revenue	(140,076)	(106,834)
Selling and administrative	(56,753)	(44,280)
Depreciation	(6,981)	(6,525)
Amortization	(370)	(235)
Restructuring, integration and asset impairment charges (1)	(4,051)	(1,625)

	(208,231)	(159,499)

Operating income:	3,482	8,073
Interest expense	(1,295)	(1,286)
Other income, net	1,688	1,363

Income from continuing operations before income taxes	3,875	8,150
Income tax expense	(2,174)	(4,749)

Income from continuing operations	1,701	3,401

Discontinued operations (see note):
Net loss from discontinued operations	(164)	(825)

Net income	$1,537	$2,576

Earnings per share from continuing operations:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10
Loss per share from discontinued operations:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
Total earnings per share:
Basic	$0.05	$0.07
Diluted	$0.05	$0.07

Average shares outstanding:
Basic	32,523	34,663
Diluted	32,904	35,355

Dividends per share	$0.055	$0.055

(1)	Included in the 2006 amount is $3.2 million of charges related to the integration of the Marketing and Business Communications division of Vestcom International into MBC.
Note: The Condensed Consolidated Statements of Operations for the prior period has been reclassified to reflect the results of Bowne Global Solutions (which was sold in September 2005) and the results of DecisionQuest Discovery Services (which was sold in January 2006) as discontinued operations.
As restated: As previously disclosed in the Company’s 10-K, the results for the quarter ended March 31, 2005 have been restated to correct errors in accounting for income taxes. The impact of the restatement on the 2005 first quarter was a decrease in income from continuing operations of $1,097, or $0.03 per share, and a decrease in net income of $1,342, or $0.04 per share.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	Mar. 31,	Dec. 31,
(in thousands)	2006	2005
	(unaudited)
Assets
Cash and cash equivalents	$55,510	$96,839
Marketable securities	47,717	90,675
Accounts receivable, net	172,634	126,847
Inventories	40,160	25,957
Prepaid expenses and other current assets	36,823	28,862
Assets held for sale	—	1,227

Total current assets	352,844	370,407

Property, plant and equipment, net	128,411	108,260
Goodwill and other intangibles, net	65,927	51,160
Other assets	35,003	33,421

Total assets	$582,185	$563,248

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$1,007	$452
Accounts payable and accrued liabilities	145,339	138,509
Liabilities held for sale	—	140

Total current liabilities	146,346	139,101

Long-term debt	77,646	76,078
Deferred employee compensation	35,106	32,771
Deferred rent and other	14,139	3,525
Stockholders’ equity	308,948	311,773

Total liabilities and stockholders’ equity	$582,185	$563,248

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months ended March 31,
(in thousands)	2006	2005
		(as restated)
Cash flows from operating activities:
Net income	$1,537	$2,576
Net loss from discontinued operations	164	825
Depreciation and amortization	7,351	6,760
Asset impairment charges	2,300	—
Changes in other assets and liabilities, net of acquisitions, discontinued operations and certain non-cash transactions	(50,829)	(47,644)
Net cash used in operating activities of discontinued operations	(2,860)	(6,869)

Net cash used in operating activities	(42,337)	(44,352)

Cash flows from investing activities:
Purchase of property, plant and equipment	(5,164)	(3,080)
Purchases of marketable securities	(45,100)	(18,885)
Proceeds from the sale of marketable securities and fixed assets	88,212	39,304
Acquisition of businesses, net of cash acquired	(30,878)	—
Net cash used in investing activities of discontinued operations	(250)	(1,168)

Net cash provided by investing activities	6,820	16,171

Cash flows from financing activities:
Payment of debt	(289)	(100)
Proceeds from stock options exercised	7,773	5,633
Payment of dividends	(1,751)	(1,855)
Purchase of treasury stock	(11,432)	—
Other	(113)	—
Net cash used in financing activities of discontinued operations	—	(70)

Net cash (used in) provided by financing activities	(5,812)	3,608

Net decrease in cash and cash equivalents	$(41,329)	$(24,573)
Cash and cash equivalents—beginning of period	96,839	61,222

Cash and cash equivalents—end of period	$55,510	$36,649

Note: 2005 results have been reclassified to reflect the September 2005 sale of Bowne Global Solutions and the January 2006 sale of DecisionQuest Discovery Services.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)
During the 2005 fourth quarter, the Company changed the way it reports and evaluates segment information. The Company’s operations are now classified into the following reportable business segments: Financial Print, Marketing & Business Communications, and Litigation Solutions. The Company had previously reported Marketing & Business Communications (formerly Bowne Enterprise Solutions) within its Financial Print segment. The Company’s previous years’ segment information has been restated to conform to the new presentation.
Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses plus the Company’s equity share of income (losses) associated with a joint venture investment in the Litigation Solutions segment. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, other expenses and other income. Therefore, this information is presented in order to reconcile to income from continuing operations before income taxes. The Corporate/Other category includes (i) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (ii) restructuring, integration and asset impairment charges, and (iii) other expenses and other income.

	For the Quarters ended March 31,
(in thousands)	2006	2005
		(as restated)
Revenue:
Financial Print	$166,472	$146,747
Marketing & Business Communications	39,304	13,176
Litigation Solutions	5,937	7,649

	$211,713	$167,572

Segment profit (loss):
Financial Print	18,830	21,415
Marketing & Business Communications	2,121	(729)
Litigation Solutions	724	1,089
Corporate/Other (see detail below)	(9,154)	(5,579)

	12,521	16,196

Depreciation	(6,981)	(6,525)
Amortization	(370)	(235)
Interest expense	(1,295)	(1,286)

Income from continuing operations before income taxes	$3,875	$8,150

Corporate/Other (by type):
Shared corporate expenses	$(6,473)	$(5,080)
Other income, net	1,370	1,126
Restructuring charges, integration costs and asset impairment charges	(4,051)	(1,625)

Total	$(9,154)	$(5,579)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Consolidated Statements of Operations
(unaudited)
Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Quarters ended March 31,
(in thousands, except per share information)	2006	2005
		(as restated)
Net income from continuing operations	$1,701	$3,401
Add back:
Restructuring, integration and asset impairment charges, net of tax (1)	2,475	1,042

Net income from continuing operations, pro forma	$4,176	$4,443

Earnings per share from continuing operations:
Basic	$0.05	$0.10

Diluted	$0.05	$0.10

Earnings per share from continuing operations—pro forma:
Basic	$0.13	$0.13

Diluted	$0.13	$0.13

Weighted average shares outstanding:
Basic	32,523	34,663
Diluted	32,904	35,355

(1)	In 2006, restructuring, integration and asset impairment charges of $4.1 million is net of tax benefit of $1.6 million. In 2005, the restructuring, integration and asset impairment charges of $1.6 million is net of tax benefit of $0.6 million.
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